Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C.SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of STUDIO ONE MEDIA, INC. (the "Company") on Form 10-K for the year ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph A Desiderio, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

STUDIO ONE MEDIA, INC.

Date: October 15, 2012	By:	/s/ Joseph A Desiderio
Joseph A Desiderio
Chief Financial Officer and Chief Accounting Officer